Exhibit 99.1

Investor Relations Contact:
Anurag Maheshwari, 321-727-9383
anurag.maheshwari@harris.com

Media Relations Contact:
Jim Burke, 321-727-9131
jim.burke@harris.com

Harris Corporation Reports Strong Fiscal 2018 Third Quarter Results
with Revenue and Orders Growth Across all Segments

•	3Q18 revenue up 5% to $1.6 billion; orders up 27%; book-to-bill 1.2

•	3Q18 EPS from continuing operations up 27% to $1.67 GAAP; up 21% to $1.67 non-GAAP[1]

•	YTD18 revenue up 4%; EPS from continuing operations up 11% GAAP and up 17% non-GAAP; book-to-bill 1.2

•
YTD18 operating cash flow $230 million; excluding $300 million voluntary pension contribution, adjusted operating cash flow and free cash flow up $41 million to $530 million and $451 million, respectively

•	Narrowed fiscal 2018 revenue and EPS guidance to high end of prior range — revenue up ~4%; EPS from continuing operations $5.93 - $5.98 GAAP, $6.45 - $6.50 non-GAAP

•	Increased fiscal 2018 adjusted free cash flow guidance to $900 - $925 million
___________________________________________________________________________________________
MELBOURNE, Fla., May 2, 2018 — Harris Corporation (NYSE:HRS) reported fiscal 2018 third quarter revenue of $1.57 billion, up 5% compared with the prior year. Earnings per diluted share (EPS1) from continuing operations increased to $1.67, compared with $1.31 (GAAP) and $1.38 (non-GAAP1) in the prior year.
"We delivered strong revenue, orders and EPS growth in the third quarter, continuing our solid year-to-date performance across the three segments. These results give us confidence to tighten revenue and EPS guidance to the high end of our prior range and increase free cash flow guidance for the year," said William M. Brown, chairman, president and chief executive officer. "Looking beyond fiscal 2018, our continued investment in innovation, strong customer positions and a well-funded budget will enable us to accelerate top-line growth while maintaining best-in-class margins."

_____________________________________________________________________________________________________
1Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Summary Financial Results

($ millions, except per share data)	Third Quarter			Year to Date
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Orders	$1,873	$1,479	27%	$5,568	$4,452	25%
Revenue	$1,568	$1,489	5%	$4,516	$4,358	4%

(GAAP comparison)
Earnings per share	$1.67	$1.31	27%	$4.19	$3.77	11%

(Non-GAAP comparison)
Earnings per share*	$1.67	$1.38	21%	$4.71	$4.04	17%

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

Third quarter revenue increased 5%, with growth across all three segments led by Electronic Systems and Communication Systems. GAAP and non-GAAP EPS grew double digits from higher volume, strong operational performance, higher pension income, a lower share count and the benefit of tax reform. GAAP EPS also included a change in deferred taxes offset by charges related to transitioning and exiting a commercial business and other items. Orders increased 27%, resulting in a book-to-bill of 1.2.
Year-to-date revenue increased 4%, with growth across all segments. GAAP and non-GAAP EPS grew double digits from higher volume, strong operational performance, higher pension income, a lower share count and tax gains, partially offset by the ADS-B program transition in the first half of the year. GAAP EPS also includes adjustments incurred in the first three quarters of fiscal 2018. Orders increased 25%, resulting in a book-to-bill of 1.2.

Communication Systems

($ millions)	Third Quarter			Year to Date
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$481	$461	4%	$1,380	$1,304	6%
Operating income	$147	$140	5%	$409	$379	8%
Operating margin	30.6%	30.4%	20bps	29.6%	29.1%	50bps

Revenue increased 4% in the third quarter from growth in Tactical Communications and Night Vision. Tactical Communications revenue grew 3% with DoD Tactical up 48% on strong readiness demand from the U.S. Army and U.S. Air Force, partially offset by a 12% decline in International Tactical, reflecting a tough year-over-year comparison. Night Vision revenue grew double digits on increased demand from the U.S. Army. Operating income grew 5% and margins expanded 20 bps on increased volume and operational efficiencies.

Communication Systems order momentum continued in the third quarter, marking the seventh straight quarter of year-over-year orders growth for the segment.

•	DoD Tactical orders grew 27% from readiness and modernization initiatives on ground and airborne platforms. Key orders included:

◦	Upgrade of vehicular radio systems for the U.S. Air Force Mine Resistant Ambush Protected (MRAP) vehicles

◦	Single-Channel Ground and Airborne Radio Systems (SINCGARS) for the U.S. Army

◦	Highband Networking RadiosTM for the U.S. Army's upper tactical network

•
International Tactical orders grew 15% with several key wins, including an award from an Asian nation to integrate, modernize and upgrade their command and control network and multiple orders across several countries supporting security forces modernization, counter-terrorism and border control.

•
Public Safety orders grew 28% on increased demand from state and local agencies for legacy system upgrades, including the Washington State Department of Transportation and the cities of San Antonio and Miami Beach.

•	Night Vision orders grew 10% on momentum with the U.S. Army, receiving a $30 million award to support increased logistics readiness.

Electronic Systems

($ millions)	Third Quarter			Year to Date
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$609	$553	10%	$1,733	$1,660	4%
Operating income	$112	$115	(3)%	$322	$360	(11)%
Operating margin	18.4%	20.8%	(240)bps	18.6%	21.7%	(310)bps

Revenue increased 10% in the third quarter from higher volume in Avionics, with growth on F-35 and other international platforms, growth in Electronic Warfare (EW) on F-16 and F/A-18 platforms and in C4ISR from the ramp of U.K. robotics and the UAE battle management system. Operating income declined $3 million as the benefit of higher volume was more than offset by increased research and development investment and program revenue mix.
Order momentum was strong in Electronic Systems with bookings in EW and Avionics of more than $500 million across multiple platforms. EW received a $184 million, 3-year contract for electronic jamming systems for U.S. Navy, Australian and Kuwaiti F/A-18 aircraft and a $28 million contract from the U.S. Special Operations Command to provide electronic warfare capabilities for rotary aircraft. In Avionics, in addition to strong orders for F-35, F/A-18 and P-8 platforms, Harris was awarded a £59 million contract supporting the U.K. Ministry of Defence and a partnering nation for Paveway weapon interface kits that advance tactical air-to-ground warfare capabilities.

Space and Intelligence Systems

($ millions)	Third Quarter			Year to Date
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Revenue	$482	$475	1%	$1,413	$1,396	1%
Operating income	$82	$76	8%	$250	$231	8%
Operating margin	17.0%	16.0%	100bps	17.7%	16.5%	120bps

Third quarter segment revenue increased 1% as growth from Classified programs, driven by the ramp of small satellites, ground-based processing adjacency and space surveillance programs, was partially offset by expected lower revenue from environmental programs. Operating income increased 8% to $82 million and margins expanded 100 basis points on strong program execution and incremental pension income.
In Classified programs, order momentum remained strong. These orders included follow-on contracts supporting space asset protection and situational awareness capabilities, additional funding for a small satellite award announced in the first quarter of fiscal 2018 and a contract award from the National Geospatial-Intelligence Agency for geospatial imaging services.
Investments in technology have enabled Harris to successfully expand into a full mission provider for small satellites and strengthen its position as partner of choice for payloads in large exquisite satellite systems. The company continued to leverage its investments and was selected for a strategic multi-year contract of approximately $500 million for exquisite space systems.

Cash and Capital Deployment

($ millions)	Third Quarter			Year to Date
	FY 2018	FY 2017	Change	FY 2018	FY 2017	Change
Operating cash flow	$(143)	$194	$(337)	$230	$489	$(259)
Adjusted operating cash flow*	$157	$194	$(37)	$530	$489	$41
Adjusted free cash flow*	$121	$164	$(43)	$451	$410	$41

*Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

In the first three quarters of fiscal 2018, Harris generated adjusted free cash flow of $451 million, excluding a $300 million voluntary pension contribution in the third quarter, and returned $402 million to shareholders through dividends and share repurchases, ending the period with $443 million of cash.

Guidance
As a result of strong year to date performance, Harris updated its guidance for fiscal 2018 to the following:

•	Revenue of approximately $6.14 billion, up 4% from fiscal 2017 (tightened from previous guidance of $6.08 - 6.14 billion, up 3 - 4%)

•	GAAP EPS from continuing operations of $5.93 - $5.98 and non-GAAP EPS from continuing operations of $6.45 - $6.50[2] (tightened from previous guidance of $5.78 - $5.98 GAAP and $6.30 - $6.50 non-GAAP)

•	Adjusted free cash flow of $900 - 925 million[2] (increased from previous guidance of approximately $900 million).

•	Tax rate of approximately 24.3% GAAP; 22.5% non-GAAP

Conference Call and Webcast
Harris will host a conference call today, May 2, at 8:30 a.m. Eastern Time (ET) to discuss its fiscal 2018 third quarter financial results. The dial-in numbers for the teleconference are (U.S.) (877) 407-6184 and (International) (201) 389-0877, and participants will be directed to an operator. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at https://www.harris.com/investors/financial-reports. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on May 2.
About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports government and commercial customers in more than 100 countries and has approximately $6 billion in annual revenue. The company is organized into three business segments: Communication Systems, Electronic Systems and Space and Intelligence Systems. Learn more at harris.com.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including earnings per diluted share from continuing operations for the third quarter and first three quarters of fiscal 2018 and expected earnings per diluted share from continuing operations for fiscal 2018, in each case excluding the impact of estimated non-cash adjustments related to tax reform and charges related to a decision to transition and exit a commercial line of business and other items, and in the case of earnings per diluted share from continuing operations for the first three quarters of fiscal 2018 and expected earnings per diluted share from continuing operations for fiscal 2018, also excluding a non-cash charge from an adjustment for deferred compensation; operating income and operating margin for the third quarter and first three quarters of fiscal 2018, excluding charges related to a decision to transition and exit a commercial line of business and other items and a non-cash charge from an adjustment for deferred compensation; operating income, operating margin and earnings per diluted share from continuing operations for the third quarter and first three quarters of fiscal 2017, in each case excluding acquisition-related and other charges; net cash provided by operating activities and free cash flow for the first three quarters of fiscal 2018 and expected for full fiscal 2018, in each case adjusted for the voluntary pension contribution in the third quarter of fiscal 2018, and in the case of free cash flow, also excluding cash flow for capital expenditures; free cash flow for the third quarter and first three quarters of fiscal 2017, in each case excluding cash flow for capital expenditures; and the expected effective tax rate for fiscal 2018, excluding the impact of estimated non-cash adjustments related to tax reform and the tax effect of charges related to a decision to transition and exit a commercial line of business and other items. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to

___________________________________________________________________________________________________
2Non-GAAP EPS from continuing operations guidance excludes charges in the first three quarters of fiscal 2018 from the estimated net impact of tax reform and other items and adjusted free cash flow excludes capital expenditures and a $300 million voluntary pension contribution in the third quarter of fiscal 2018. Reconciliations of GAAP to non-GAAP financial measures are provided in the attached tables.

investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Attachments: Financial statements (8 tables)

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings, revenue, adjusted free cash flow, and tax rate guidance for fiscal 2018; changes in guidance for fiscal 2018; potential contract opportunities and awards; the potential value of contract awards; statements regarding expected top-line growth and margins beyond fiscal 2018 and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's ability to manage and integrate acquired businesses and realize expected benefits and the potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; significant indebtedness and unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; or potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future event, or otherwise.

Table 1
HARRIS CORPORATION
FY '18 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017

	(In millions, except per share amounts)
Revenue from product sales and services	$1,568	$1,489	$4,516	$4,358
Cost of product sales and services	(1,007)	(958)	(2,904)	(2,775)
Engineering, selling and administrative expenses	(305)	(256)	(812)	(785)
Operating income	256	275	800	798
Non-operating income (loss)	—	—	(2)	2
Interest income	—	—	1	1
Interest expense	(41)	(42)	(124)	(130)
Income from continuing operations before income taxes	215	233	675	671
Income taxes	(12)	(69)	(166)	(199)
Income from continuing operations	203	164	509	472
Discontinued operations, net of income taxes	(2)	(79)	(8)	(50)
Net income	$201	$85	$501	$422

Net income per common share
Basic
Continuing operations	$1.71	$1.33	$4.28	$3.82
Discontinued operations	(0.01)	(0.63)	(0.07)	(0.41)
	$1.70	$0.70	$4.21	$3.41
Diluted
Continuing operations	$1.67	$1.31	$4.19	$3.77
Discontinued operations	(0.01)	(0.62)	(0.06)	(0.40)
	$1.66	$0.69	$4.13	$3.37

Cash dividends paid per common share	$0.57	$0.53	$1.71	$1.59
Basic weighted average common shares outstanding	118.4	122.6	118.7	123.3
Diluted weighted average common shares outstanding	121.0	124.5	121.1	125.0

Table 2
HARRIS CORPORATION
FY '18 Third Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017

	(In millions)
Revenue
Communication Systems	$481	$461	$1,380	$1,304
Electronic Systems	609	553	1,733	1,660
Space and Intelligence Systems	482	475	1,413	1,396
Corporate eliminations	(4)	—	(10)	(2)
	$1,568	$1,489	$4,516	$4,358
Income From Continuing Operations Before Income Taxes
Segment Operating Income:
Communication Systems	$147	$140	$409	$379
Electronic Systems	112	115	322	360
Space and Intelligence Systems	82	76	250	231
Unallocated corporate expense and corporate eliminations	(85)	(56)	(181)	(172)
Non-operating income (loss)	—	—	(2)	2
Net interest expense	(41)	(42)	(123)	(129)
	$215	$233	$675	$671

Table 3
HARRIS CORPORATION
FY '18 Third Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Quarters Ended
	March 30, 2018	March 31, 2017(A)

	(In millions)
Operating Activities
Net income	$501	$422
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	117	140
Amortization of intangible assets from Exelis Inc. acquisition	75	99
Share-based compensation	50	33
Qualified pension plan contributions	(301)	(143)
Pension income	(101)	(73)
Impairment of goodwill and other assets	—	240
Gain on sale of business	—	(23)
(Increase) decrease in:
Accounts receivable	(120)	14
Inventories	(122)	(26)
Increase (decrease) in:
Accounts payable	(46)	(100)
Advance payments and unearned income	45	(62)
Other	132	(32)
Net cash provided by operating activities	230	489
Investing Activities
Additions of property, plant and equipment	(79)	(79)
Proceeds from sale of business, net	—	375
Adjustment to proceeds from sale of business	(2)	(25)
Net cash provided by (used in) investing activities	(81)	271
Financing Activities
Net proceeds from borrowings	552	235
Repayments of borrowings	(367)	(548)
Proceeds from exercises of employee stock options	31	50
Repurchases of common stock	(197)	(460)
Cash dividends	(205)	(199)
Other financing activities	(10)	(20)
Net cash used in financing activities	(196)	(942)
Effect of exchange rate changes on cash and cash equivalents	6	(3)
Net decrease in cash and cash equivalents	(41)	(185)
Cash and cash equivalents, beginning of year	484	487
Cash and cash equivalents, end of quarter	$443	$302
(A)Certain amounts reclassified to conform with current period presentation

Table 4
HARRIS CORPORATION
FY '18 Third Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	March 30, 2018	June 30, 2017

	(In millions)
Assets
Cash and cash equivalents	$443	$484
Receivables	743	623
Inventories	963	841
Property, plant and equipment	879	904
Goodwill	5,377	5,366
Other intangible assets	1,019	1,104
Other assets	646	768
	$10,070	$10,090
Liabilities and Equity
Short-term debt	$5	$80
Accounts payable	494	540
Compensation and benefits	152	140
Advance payments and unearned income	296	252
Current portion of long-term debt	823	554
Defined benefit plans	868	1,278
Long-term debt, net	3,391	3,396
Other liabilities	904	922
Equity	3,137	2,928
	$10,070	$10,090

HARRIS CORPORATION
FY '18 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income from continuing operations per diluted common share, operating income, operating margin and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses and losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '18 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017
GAAP income from continuing operations per diluted common share	$1.67	$1.31	$4.19	$3.77
Adjustments:
Impact of estimated non-cash adjustments related to tax reform	(0.27)	—	0.15	—
One-time non-cash charge from an adjustment for deferred compensation	—	—	0.10	—
Charges related to decision to transition and exit a commercial line of business and other items	0.27	—	0.27	—
Exelis Inc. acquisition-related and other charges	—	0.07	—	0.27
Non-GAAP income from continuing operations per diluted common share	$1.67	$1.38	$4.71	$4.04

Table 6
HARRIS CORPORATION
FY '18 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Operating Income and Operating Margin
(Unaudited)

	Quarter Ended			Three Quarters Ended
	March 30, 2018			March 30, 2018
	As Reported	Adjustment(A)	Non-GAAP	As Reported	Adjustment(A)	Non-GAAP

	(In millions)
Revenue	$1,568	$—	$1,568	$4,516	$—	$4,516
Operating income	$256	$47	$303	$800	$59	$859
Operating margin	16.3%		19.3%	17.7%		19.0%

	Quarter Ended			Three Quarters Ended
	March 31, 2017			March 31, 2017
	As Reported	Adjustment(B)	Non-GAAP	As Reported	Adjustment(B)	Non-GAAP

	(In millions)
Revenue	$1,489	$—	$1,489	$4,358	$—	$4,358
Operating income	$275	$8	$283	$798	$38	$836
Operating margin	18.5%		19.0%	18.3%		19.2%
(A)Non-cash charge from an adjustment for deferred compensation in the quarter ended December 29, 2017 and charges related to decision to transition and exit a commercial line of business and other items in the quarter ended March 30, 2018
(B)Exelis Inc. acquisition-related and other charges

Table 7
HARRIS CORPORATION
FY '18 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Adjusted Net Cash Provided by Operating Activities and Adjusted Free Cash Flow
(Unaudited)

	Quarter Ended		Three Quarters Ended
	March 30, 2018	March 31, 2017	March 30, 2018	March 31, 2017	Fiscal Year 2018 (Guidance)

	(In millions)
Net cash provided by (used in) operating activities	$(143)	$194	$230	$489	$730 - $755
Adjustment for voluntary contribution to qualified pension plans	300	—	300	—	300
Adjusted net cash provided by operating activities	$157	$194	$530	$489	$1,030 - $1,055
Less capital expenditures	(36)	(30)	(79)	(79)	(130)
Adjusted free cash flow	$121	$164	$451	$410	$900 - $925

Table 8
HARRIS CORPORATION
FY '18 Third Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '18 Income from Continuing Operations per Diluted Common Share to
FY '18 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2018
(Guidance)
GAAP income from continuing operations per diluted common share	$5.93 - $5.98
Adjustments:
Net impact of estimated non-cash adjustments related to tax reform	$.15
One-time non-cash charge from an adjustment for deferred compensation	$.10
Charges related to decision to transition and exit a commercial line of business and other items	$.27
Non-GAAP income from continuing operations per diluted common share	$6.45 - $6.50